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                                                                    EXHIBIT 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-11 of our report dated November 24, 2004 relating to the financial statements of Behringer Harvard Opportunity REIT I, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
November 30, 2004